SE Financial Corp.

                                                           FOR IMMEDIATE RELEASE
                                                          Contact: Pamela M. Cyr
                                                               President and CEO
                                                                  (215) 468-1700

    SE FINANCIAL CORP. ANNOUNCES INTENT TO REPURCHASE UP TO 10% OF ITS SHARES
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Philadelphia,  Pennsylvania - July 29, 2005 - SE Financial Corp.  (OTCBB:  SEFL)
announced today that its Board approved a plan to repurchase up to 10% of the outstanding common stock of the Company equating to approximately 257,888 shares.

The stock purchases will be made in open-market transactions from time to time, subject to the availability of stock, market conditions, the trading price of the stock and the Company's financial performance. The repurchased shares will be held as treasury stock and will be available for general corporate purposes.


         SE Financial Corp. is the holding company for St. Edmond's Federal Savings Bank, a federally chartered stock savings institution with two offices located in Philadelphia, Pennsylvania and Sewell, New Jersey.

         Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.